SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        December 30, 1997

                    Pathfinder Bancorp, Inc.
     (Exact name of registrant as specified in its charter)

    Delaware               0-              To Be Applied For
(State or other  (Commission File No.)     (I.R.S. Employer
jurisdiction of                           Identification No.)




       Registrant's telephone number, including area code:
                         (315) 343-0057



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant


     After the close of business on December 30, 1997, Pathfinder Bancorp, Inc. (the "Company") became a bank holding company in accordance with the terms of an Agreement and Plan of Reorganization (the "Agreement"), by and between Oswego City Savings Bank, a New York chartered stock savings bank, Oswego City Interim Savings Bank ("Interim"), a New York chartered interim stock savings association, and the Company, a Delaware chartered stock corporation. Pursuant to the Agreement: (1) the Company was organized as a wholly owned subsidiary of the Bank;
(2) Interim was organized as a wholly owned subsidiary of the Company; (3) Interim merged with and into the Bank, with the Bank as the surviving institution, and (4) upon such merger, (i) the outstanding shares of common stock, par value $1.00 per share, of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $.10 per share, of the Company, (ii) the common stock of Interim held by the Company was converted into common stock of the Bank and (iii) the common stock of the Company held by the Bank was canceled. Accordingly, the Bank became a wholly owned subsidiary of the Company and the shareholders of the Bank, including Pathfinder Bancorp, MHC, the Bank's New York chartered mutual holding company, became shareholders of the Company.

     The Common Stock of the Bank was previously registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the FDIC. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Company's Common Stock is deemed automatically registered under the Exchange Act. In addition, the Common Stock of the Company has been substituted for the Common Stock of the Association on the Nasdaq SmallCap Market under the symbol "PBHC."

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

     The Index of Exhibits immediately precedes the attached exhibits.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              PATHFINDER BANCORP, INC.


DATE: January 7, 1998         By:  \s\ Chris C. Gagas
                                   ------------------------
                                   Chris C. Gagas
                                   President and Chief Executive
                                    Officer

                          EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     *Exhibit 2     Agreement and Plan of Reorganization

     *Exhibit 3.1   Certificate of Incorporation of Pathfinder
                    Bancorp, Inc.

     *Exhibit 3.2   Bylaws of Pathfinder Bancorp, Inc.

     *Exhibit 4     Form of Common Stock Certificate




* Previously filed with the Securities and Exchange Commission as exhibits to the Pathfinder Bancorp, Inc. Registration
Statement on Form S-4 (file No. 333-36051). Such exhibits are incorporated herein by reference.